UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	June 13, 2005

Warp Technology Holdings, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Nevada	000-33197	88-0467845
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

151 Railroad Avenue, Greenwich, Connecticut		06830
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	203 422 2950

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

Kenosia Acquisition Agreement

On June 13, 2005, Warp Technology Holdings, Inc., operating under the trade name Halo Technology Holdings (the "Company") entered into a Stock Purchase Agreement with Bristol Technology, Inc. ("Bristol") and Kenosia Corporation ("Kenosia"). Under the Stock Purchase Agreement (the "Kenosia Agreement") the Company agreed to purchase all of the stock of Kenosia from Bristol. The Company intends to complete the acquisition of Kenosia in July 2005, subject to the satisfaction of all closing conditions. The aggregate purchase price for Kenosia is $1,800,000, subject to certain adjustments (described below). The Company intends to pay the purchase price for Kenosia out of working capital.

Kenosia is a software company whose products include its DataAlchemy product line. DataAlchemy is a sales and marketing analytics platform that is utilized by global companies to drive retail sales and profits through timely and effective analysis of transactional data. Kenosia’s installed customers span a wide range of industries, including consumer packaged goods, entertainment, pharmaceutical, automotive, spirits, wine and beer, brokers and retailers.

The Company’s Board of Directors determined that acquiring Kenosia would be in the best interests of the Company and its stockholders. Part of the Company’s business strategy is to acquire well-managed, profitable, enterprise software companies. Kenosia has these characteristics, and was available to be acquired at a price that the Board determined to be fair and reasonable.

The Kenosia Agreement has the following material terms:

• The closing of the acquisition (the "Closing") will take place on or about July 1, 2005 or such later date as all of the conditions to completing the transaction are fulfilled or waived, but in no event later than July 15, 2005 (unless otherwise agreed). The date on which Closing occurs is referred to herein as the Closing Date.

• The total purchase price (the "Purchase Price") is $1,800,000.

• $800,000 of the Purchase Price is to be paid in cash at the Closing (the "Closing Date Payment"). The Closing Date Payment is subject to reduction for the amount of payments made by Kenosia to or for the benefit of Bristol, to the extent such payments exceed Kenosia’s cash balance as of June 10, 2005.

• The Company shall pay the remainder of the Purchase Price in two equal payments of $500,000 each, in cash, on September 1, 2005 and January 31, 2006. These amounts may be reduced or increased to the extent that Kenosia’s net working capital as of June 11, 2005, is determined to be less than $77,760 or greater than $95,040, respectively.

• The Company shall deliver to Bristol at Closing a non-interest bearing promissory note (the "Note"), evidencing the obligation by the Company to pay to Bristol the remaining Purchase Price.

• The Note shall be secured by a pledge of Kenosia’s capital stock, to be evidenced by a pledge agreement from the Company in favor of Bristol.

• Under the Kenosia Agreement, Bristol made certain representations and warranties to the Company concerning the business, assets, liabilities and other matters concerning Kenosia. Except as otherwise set forth in the Kenosia Agreement or the disclosure schedules thereunder, Bristol represents that, as of the Closing, Kenosia shall own, or have sufficient rights to use, the assets used in its business, free of all liens, security interests and other encumbrances, that Kenosia’s material contracts shall be in full force and effect in accordance with their terms, and that Kenosia will have no financial indebtedness.

• The Company makes certain representations and warranties under the Kenosia Agreement to Bristol, including that the Company has the authority to consummate the contemplated transactions, and other customary representations.

• The Kenosia Agreement contains indemnity terms which provided that each party shall indemnify the other party for breaches of representations or warranties, or violations of covenants, made under the agreement, provided that neither party shall be required to pay any damages unless the aggregate amount of such damages exceeds $25,000, and provided further that neither party shall be liable for damages to the other party in excess of $500,000. Notwithstanding such limit, damages for Bristol’s breach of certain covenants relating to the operation of Kenosia in the ordinary course of business prior to Closing, are not subject to the cap on indemnity. Similarly, the obligations of the Company under the Note will not be subject to the cap.

• Additionally, Bristol shall continue to be liable for any taxes with respect to Kenosia for the period ending on the Closing Date.

• The purchase and sale of the stock in Kenosia is subject to the satisfaction or waiver of certain customary closing conditions, including the material accuracy of the parties’ representations and warranties, the absence of any suit prohibiting the consummation of the transactions, and the receipt of requisite approval from Bristol’s shareholders.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On June 13, 2005, Warp Technology Holdings, Inc., operating under the trade name Halo Technology Holdings (the "Company") entered into a Stock Purchase Agreement with Bristol Technology, Inc. ("Bristol") and Kenosia Corporation ("Kenosia"). Under the Stock Purchase Agreement (the "Kenosia Agreement") the Company agreed to purchase all of the stock of Kenosia from Bristol for an aggregate purchase price (the "Purchase Price") of $1,800,000, subject to certain adjustments (described below). Accordingly, the Kenosia Agreement created a direct financial obligation of the Company contingent upon the closing of the acquisition.

Upon the satisfaction of all closing conditions, the acquisition will be consummated in July, 2005. The payment terms, terms relating to acceleration, increases or other adjustments to the payment obligation, and other material terms of the Purchase Price obligation are as follows:

• Upon the closing of the acquisition, $800,000 of the Purchase Price is to be paid in cash (the "Closing Date Payment").

• Notwithstanding the foregoing, the amount of the Closing Date Payment shall be reduced by an amount, if positive, equal to the sum of (i) the dollar amount all dividends or distributions made by Kenosia to Bristol from June 11, 2005 to and including the Closing Date, plus (ii) the dollar amount of all expenses or payables of any party other than Kenosia paid by Kenosia from June 11, 2005 to and including the Closing Date, less (iii) Kenosia’s cash balance as of the end of business on June 10, 2005.

• The Company shall pay the remainder of the Purchase Price in two equal payments of $500,000 each, in cash, one such payment on September 1, 2005 (the "September Payment") and one on January 31, 2006 (the "January Payment").

• The Company shall deliver to Bristol at Closing a non-interest bearing, promissory note ("Note"), evidencing the obligation by the Company to pay to Bristol the September and January Payments.

• The Note shall be secured by a pledge of Kenosia’s capital stock, to be evidenced by a pledge agreement from the Company in favor of Bristol.

• Not later than thirty (30) days after the Closing Date, the Company shall calculate the "Net Working Capital" (as defined below) as of June 11, 2005 and shall provide Bristol with a written copy of such calculation. Such calculation shall be definitive and binding upon the parties unless Bristol shall give the Company written notice of its objection to such calculation within thirty days after the receipt thereof (an "Objection Notice"). If Bristol delivers an Objection Notice, the parties shall negotiate in good faith to resolve all disputes regarding the Net Working Capital. If the parties can not resolve such a dispute they shall mutually agree upon a nationally or regionally recognized accounting firm to determine the Net Working Capital, whose decision, absent manifest error, shall be binding upon the parties.

• To the extent the Net Working Capital as of June 11, 2005 is less than $77,760 (the amount of any such difference referred to as the "Purchase Price Reduction Amount"), the Purchase Price, shall be reduced, dollar for dollar, by the Purchase Price Reduction Amount.

• To the extent the Net Working Capital as of June 11, 2005 is greater than $95,040 (the amount of any such difference referred to as the "Purchase Price Increase Amount") the Purchase Price, shall be increased, dollar for dollar, by such amount.

• The September Payment shall be reduced by amount equal to the Purchase Price Reduction Amount, if any, and if the Purchase Price Reduction Amount is greater than $500,000 then the September Payment shall be reduced to $0 and the January Payment shall be reduced by the difference between the Purchase Price Reduction Amount and $500,000.

• The amount of the Purchase Price Increase Amount, if any, shall be paid at the time the September Payment is due.

• For the purpose of these adjustments to the Purchase Price, "Net Working Capital" shall mean Kenosia’s (a) accounts receivable (net of the allowance for doubtful accounts) plus (b) cash deposits held by third parties, less (z) accounts payable (as defined below), (y) accrued expenses relating to its business (including taxes), and (x) accrued but unpaid employee compensation and related employee bonuses and commissions. Specifically excluded from Net Working Capital are (i) any inter-company obligations between Bristol and Kenosia, none of which shall exist as of the Closing Date, and (ii) any cash of Kenosia.

• Under the indemnity terms of the Kenosia Agreement, any losses suffered by the Company due to a breach of Bristol’s representations, warranties or covenants, shall first be satisfied by setting off amounts due under the Note (first from the September Payment if such payment has not been made and then from the January Payment if such payment has not been made).

• Any amounts due under the Note may be accelerated and declared immediately due and payable by the holder of the Note upon the occurrence of an event of default by the Company. As customary, the Note defines events of default to include the failure by the Company’s failure to make any payments under the Note when due, the filing of a proceeding in bankruptcy against the Company, the Company’s insolvency, a material breach of the Company’s obligations under the pledge agreement, and the redemption of, or payment of any cash dividend or other cash distribution on account of, the Company’s common stock or any outstanding preferred stock.

• Upon an event of default, all amounts then outstanding under the Note shall bear interest at a rate of one percent (1%) per month. Interest shall continue to accrue on all outstanding amounts until the Note has been paid in full.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Warp Technology Holdings, Inc.

June 17, 2005	By:	Ernest Mysogland

Name: Ernest Mysogland
Title: Chief Legal Officer